UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 30, 2008

NATIONAL HEALTH PARTNERS, INC.

(Exact Name of Small Business Issuer as Specified in Its Charter)

Indiana	000-51731	04-3786176
State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification Number)

120 Gibraltar Road, Suite 107 Horsham, Pennsylvania	19044
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (215) 682-7114

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Section 1 — Registrant’s Business and Operations

Item 1.02.  Termination of a Material Definitive Agreement.

                On January 30, 2008, National Health Partners, Inc. (the “Company”) terminated the Broker Agreement dated March 28, 2005 between the Company and Trident Marketing International, Inc. (“Trident”; such agreement, together with any amendments thereto, the “Broker Agreement”).  Under the Broker Agreement, Trident agreed to market and sell the Company’s health membership programs in return for compensation consisting of various commissions.  The Company did not incur any material early termination penalties in connection with the termination of the Broker Agreement.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL HEALTH PARTNERS, INC.

Dated: February 5, 2008	/s/ David M. Daniels
David M. Daniels
Chief Executive Officer